Exhibit 10.96

LETTER AGREEMENT MODIFYING THE TERMS OF CERTAIN

LOAN DOCUMENTS BY AND AMONG GREAT WESTERN BANK,

LENDER, TOWER TECH SYSTEMS INC., BORROWER,

AND BROADWIND ENERGY, INC., GUARANTOR

This Letter Agreement (“Agreement”) dated April 28, 2009, by and among Great Western Bank (“Lender”), Tower Tech Systems Inc. (“Borrower”) and Broadwind Energy, Inc. (“Guarantor”) is intended to modify certain terms, provisions, and conditions of certain loan documents (the “Loan Documents”), each dated of even date herewith, executed in connection with that certain construction loan (the “Loan”) being made by Lender to Borrower for the purpose of constructing a manufacturing facility in Brandon, South Dakota (the “Project”) on land legally described on Exhibit A attached hereto. Repayment of the Loan is to be guarantied by Guarantor to the extent provided in the Guaranty.

The Loan Documents being hereby modified, each dated of even date herewith, are as follows:

•         Promissory Note

•         Construction Loan Agreement between the Borrower and the Lender (the “Loan Agreement”);

•         Mortgage —  Collateral Real Estate Mortgage — 180 Day Redemption from the Borrower to the Lender (the “Mortage”);

•         Commercial Guaranty from the Guarantor to the Lender (“Guaranty”); and

•         Commercial Security Agreement from the Borrower to the Lender (the “Security Agreement”).

Modification to Promissory Note

The sentence headed Change in Ownership on page 1 is deleted in its entirety.

Modifications to Construction Loan Agreement

1.    The paragraph on page 1 headed NO CONSTRUCTION PRIOR TO RECORDING OF SECURITY DOCUMENT is deleted in its entirety and replaced with the following:

Borrower represents and warrants to Lender that as of the date of this Construction Loan Agreement, there are no unpaid invoices in Borrower’s possession from any party which could claim a mechanic’s or materialman’s lien in connection with the Project or the Property. Borrower further covenants and agrees that it shall pay when due all such invoices which are later received by it and shall cooperate with and assist Lender in obtaining lien waivers from any such party which could claim a mechanic’s or materialman’s lien in connection with the Project or the Property.

2.     The representations by Borrower on page 1 in the paragraph under the heading Properties is limited to Borrower’s properties in Brandon, South Dakota.

3.     The first line on page 1 in the paragraph under the heading Hazardous Substances is revised to read as follows:

Except as disclosed to and acknowledged by Lender in writing, and except in compliance with Environmental Laws, Borrower represents and warrants that: (1) During the

The remainder of that paragraph remains the same.

4.     Under the paragraph headed CONDITIONS PRECEDENT TO EACH ADVANCE on page 2, Lender and Borrower acknowledge there is no Architect or Architect’s Contract.

5.     The last line of the paragraph headed Project Claims and Litigation shall have added to it the words “in each case, of which the Borrower has actual knowledge.”

6.     On page 5, the paragraphs under the headings Indebtedness and Liens and Loans, Acquisitions and Guaranties are deleted in their entirety.

7.     On page 5, under the heading Purchase of Materials; Conditional Sales Contracts, Lender agrees that it will subordinate its interest in the Security Agreement, as evidenced by an amendment to the Financing Statement, with respect to specific items of equipment, adequately described and not financed by Lender and used in the Project.

8.     On page 5, under the heading Indemnity, Borrower’s obligation to indemnify under this paragraph shall not apply to claims arising as a result of or due to Lender’s negligence or willful misconduct.

9.     The sentence headed Change in Ownership on page 6 is deleted in its entirety.

Modifications to Mortgage

1.     All references on page 2 of the Mortgage to “Personal Property” are deleted.

2.     Each of the clauses under the heading Compliance With Environmental Laws is modified to provide that such actions are only a violation of the requirements under that heading if they are or were in violation of Environmental Laws.

3.     Lender agrees that the requirement to provide Annual Reports, and the form thereof, as required on page 12 of the Mortgage, shall be fulfilled by providing Lender with public filings made on behalf of the Borrower with the Securities and Exchange Commission.

Modifications to Commercial Guaranty

1.     On page 1 of the Guaranty, under the heading GUARANTOR’S REPRESENTATIONS AND WARRANTIES, in clause E, the words at the end “, or any interest therein” are deleted.

2.     On page 1 of the Guaranty, under the heading GUARANTOR’S REPRESENTATIONS AND WARRANTIES, the requirements of clause F shall be satisfied by providing Lender with public filings made by the Guarantor with the Securities and Exchange Commission.

Modifications to Security Agreement

1.     On page 1, under the heading All Fixtures, the clause labeled B is hereby deleted.

2.     On page 1, at the end of the section under the heading All Fixtures, the final sentence shall read “All of the Collateral will be located on the following described real estate.”

Miscellaneous

Lender and Borrower agree that Borrower may convert up to $6,500,000 of the outstanding balance of the Loan to a term loan, at its sole option, upon written notice (the “Conversion Notice”) to Lender given prior to January 5, 2010, provided Borrower is not in default under the Note or any of the other Loan Documents. The Conversion Notice shall state the date upon which the conversion shall be effective, which date shall be no later than January 1, 2010. Such term loan shall provide for a maturity date not less than seventy-eight (78) months from the date on which the term loan is originated. The new note shall be fully amortized over the term of the note and shall bear interest at an annual rate not to exceed 8.5%. Any outstanding balance of the Loan in excess of $6,500,000 shall be repaid in full prior to its conversion to a term loan. Following the conversion to a term loan, Lender shall retain its security position in regard to the Collateral given as security for the Loan, except for the sum of $2,000,000 in the Deposit Account held by Lender, which sum and the assignment of the deposit account therefor shall be released by Lender to Borrower. At the time of originating the term loan, Borrower shall pay Lender a 1.0% origination fee. All such other terms and conditions as are usual and customary in transactions of this sort shall be mutually agreed upon by Borrower and Lender.

The loan commitment dated January 21, 2009, from Lender to Borrower and accepted by Borrower on February 6, 2009, is hereby merged into the Loan Documents and shall not survive the execution thereof.

IN WITNESS WHEREOF, Lender, Borrower and Guarantor have entered into this Letter Agreement this 28 day of April, 2009.

The remainder of this page is intentionally left blank.

Signature page follows.

LENDER:

GREAT WESTERN BANK

By:	/s/ Gerald E. Kruger
Gerald E. Kruger
Senior Vice President

BORROWER:		GUARANTOR:

TOWER TECH SYSTEMS INC.		BROADWIND ENERGY, INC.

By:	/s/ Steve Huntington	By:	/s/ J. Cameron Drecoll
Steven Huntington, Chief Financial Officer		J. Cameron Drecoll, Chief Executive Officer

EXHIBIT A
TO
LETTER AGREEMENT MODIFYING THE TERMS OF CERTAIN
LOAN DOCUMENTS BY AND AMONG GREAT WESTERN BANK,
LENDER, TOWER TECH SYSTEMS INC., BORROWER,
AND BROADWIND ENERGY, INC., GUARANTOR

Lot Three (3), Block One (1), Corson Development Park Addition to the City of Brandon, Minnehaha County, South Dakota,